Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DraftKings Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 18, 2022 relating to the consolidated financial statements and the effectiveness of DraftKings Inc.’s internal control over financial reporting appearing in DraftKings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Boston, Massachusetts

May 5, 2022